SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2004

HUMBOLDT BANCORP

(Exact name of registrant as specified in its charter)

California	0-27784	93-1175446

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2998 Douglas Blvd., Suite 330, Roseville, California 95661
(Address and telephone number of principal executive offices)

(916) 783-2812
(Registrant’s Telephone Number, including Area Code)

Item 5. Other events and Required FD Disclosure.

     The registrant is filing the consolidated audited financial statements of California Independent Bancorp and Subsidiaries, including the consolidated balance sheets as of December 31, 2003 and 2002 and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended.

Item 7. Financial Statements and Exhibits

a.	Financial Statements of Business Acquired

Not applicable

b.	Pro Forma Financial Information

Not applicable

c.	Exhibits

99.1	Financial Statements of California Independent Bancorp and Subsidiaries

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2004	HUMBOLDT BANCORP, a California Corporation
/s/ Patrick J. Rusnak
Patrick J. Rusnak
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Financial Statements of California Independent Bancorp and Subsidiaries